Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 27, 2015, on the consolidated financial statements of Cleveland BioLabs, Inc. and Subsidiaries, which report appears in the annual report on Form 10-K of Cleveland BioLabs, Inc. and Subsidiaries for the year ended December 31, 2014, and to the reference to our Firm under the caption “Experts” in the Prospectus.

MEADEN & MOORE, LTD.

Independent Registered Public Accounting Firm

January 29, 2016

Cleveland, Ohio